ARTICLES OF AMENDMENT

                                       OF

                         FORWARD ELECTRONICS CORPORATION


     Pursuant to a resolution of the shareholders, and in accordance with 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment.

                                    Article I
                             Name of the Corporation
         The name of the corporation is Forward Electronics Corporation.
                                   Article II
                               Adopted Amendments

     The following sections of the Articles of Incorporation are hereby amended to read as follows:

        1.      Article I: Corporate Name:

                            Article I: Corporate Name

        The name of the corporation is United States Mining & Exploration, Inc.

        2.     Article III: Purposes, Section A:

     A. To engage in all aspects of designing, manufacturing, marketing, and in all other manners dealing in and with gold placer mining equipment and related items of all kinds and natures, and to acquire, develop, hold, manage and dispose of and to deal in and with all types of personal and real property necessary or incidental to or desirable for such purposes; to engage in the mining of gold and other precious metals and/or gemstones; and to engage in all other lawful businesses and purposes; and

        3.     Article VII: Initial Office and Agent:

        Article VII: Registered Agent and Office Location

        A. The name and address of the Registered Agent of the Corporation is:
                                         Michael S. Eldredge
                                         2880 Cochise Court
                                        Park City, Utah 84068

/S/ MICHAEL S. ELDREDGE
Michael S. Eldredge

     B. The principal office of the corporation is located at 2200 West 2300 South, Salt Lake City, Utah 84119

4.  Article VII: Directors.  The first sentence is amended to read as follows:

     There shall be not less than three, nor more than nine directors on the Board of Directors as may be determined by a resolution of shareholders at any meeting called for the election of directors; such directors shall serve until their successors qualify.

                                   Article III
                                Date of Adoption

     These Articles of Amendment were adopted at a meeting of Shareholders held on July 5, 1988 in Salt Lake City, Utah.

                                   Article IV

                               Shares Outstanding

     As of July 5, 1988 the number of shares outstanding and entitled to vote on these Articles of Amendment was 705,442. The Articles of Incorporation provide that the Articles of Incorporation may be amended by a majority of shareholders entitled to vote on each such amendment, and that at least 1/3 of all shares outstanding and entitled to vote (235,148) must be present, in person or by proxy, to constitute a quorum sufficient to adopt any such Amendment.

                                    Article V
                                  Shares Voted

     There were 503,000 shares present, in person or by proxy, at the meeting held on July 5, 1988. on each of the amendments set forth above, 503,000 votes were cast in favor of the amendment, and no votes were cast against the amendment.

                                   Article VI
               Exchange, Reclassification or Cancellation of Stock

     The   amendments   adopted   herein  do  not  provide  for  any   exchange,
reclassification or cancellation of any shares of the capital stock of the corporation.

                                   Article VII
                                 Stated Capital

     The amendments adopted herein do not alter the stated capital of the corporation.

     IN WITNESS WHEREOF, these Articles of Amendment are adopted this 5th day of July, 1988.


                                            /S/ Wm. EDWARD SKOKOS
                          Wm. Edward Skokos, President


Attest:

/S/ MICHAEL S. ELDREDGE
Michael S. Eldredge, Secretary






STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Utah, do hereby certify that on this day, personally appeared before me Wm. Edward Skokos and Michael S. Eldredge, who by me first duly sworn, declare that they are the officers authorized to execute the foregoing Articles of Amendment, and that they signed the articles as such and that the statements contained therein are true. WITNESS MY HAND AND NOTARIAL SEAL this /S/ 7th day of /S/ July, 1988.

                                    /S/ L. KAY THORSEN
                                    NOTARY PUBLIC
                                    Residing at:

My Commission Expires:

/S/ MAY 20, 1989